Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS RECORD RESULTS FOR THIRD QUARTER 2006;

ADJUSTED DILUTED EPS UP 16%, NEW DOMESTIC HOTEL FRANCHISE

CONTRACTS UP 24% OVER PRIOR YEAR

Domestic Hotel Pipeline Includes 736 Hotels, Representing More Than 57,000 Rooms

SILVER SPRING, Md. (October 30, 2006) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for the third quarter of 2006:

•	Adjusted diluted earnings per share (EPS) for the third quarter increased 16% to $0.50, compared to adjusted diluted EPS of $0.43 for the third quarter 2005. Diluted EPS for the third quarter 2006 was $0.69, compared to $0.48 for the same period in 2005.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased 14% to $56.9 million from $50.0 million in third quarter 2005.

•	Operating income increased 14% to $54.6 million, compared to $47.8 million for the same period in 2005.

•	New domestic hotel franchise contracts in the third quarter of 2006 increased 24% to 178 over the prior year.

•	Initial franchise and relicensing fees increased 34% for third quarter 2006.

•	Royalty revenues rose 11% and franchising revenues increased 13% for third quarter 2006.

•	Domestic system-wide RevPAR increased approximately 5% for the quarter and approximately 7% year-to-date. Domestic revenue per available room (RevPAR) for the Company’s midscale without food and beverage brands increased approximately 7% for the quarter and approximately 10% year-to-date.

•	The domestic hotel pipeline of hotels under construction, awaiting conversion or approved for development increased more than 48% to 736 hotels representing 57,117 rooms; the worldwide pipeline increased 39% to 808 hotels representing 63,579 rooms.

•	Domestic unit growth increased 3.2% compared to third quarter 2005.

•	Five new contracts executed for the upscale Cambria Suites brand during the quarter, with 20 signed year-to-date and 33 since the brand was introduced in 2005.

“The strong growth we are seeing in domestic franchise contracts for both new construction and conversion hotels demonstrates that the demand for our brands is strong,” said Charles A. Ledsinger, Jr., vice chairman and chief executive officer. “As a result, we remain confident in our ability to achieve our long-term growth objectives by leveraging the combined strength of our high-caliber management team, sound business strategies and brand-centric organization to benefit our shareholders, franchisees, hotel guests and associates.”

Outlook for 2006

The company’s fourth quarter 2006 diluted EPS is expected to be $0.34. The company expects full year 2006 adjusted diluted EPS of $1.47, which excludes the effect of the reversal of provisions for certain income tax contingencies and the loss on extinguishment of debt described below. The company’s full year 2006 diluted EPS is expected to be $1.66. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is expected to be $175 million. These estimates include the following assumptions.

•	The company expects net domestic unit growth of approximately 4% in 2006;

•	RevPAR is expected to increase 4.5% for fourth quarter 2006 and 5.5% for full-year 2006;

•	The effective royalty rate is expected to increase 2 basis points for full-year 2006;

•	All figures assume the existing share count, include stock-based compensation expense and assume an effective tax rate of 36.5% for fourth quarter 2006.

Adjusted Net Income and Diluted EPS

Net income and diluted earnings per share for the three and nine months ended September 30, 2006 include a reduction of income tax expense related to reversal of provisions for certain income tax contingencies of approximately $12.8 million and $12.6 million, respectively. Net income and diluted earnings per share for the nine months ended September 30, 2006 also include a loss of approximately $0.3 million ($0.2 million, net of the related tax effect) related to the extinguishment of debt. Those items represent diluted EPS of $0.19, net, for the three and nine months ended September 30, 2006. Adjusted diluted EPS and adjusted net income for the three and nine months ended September 30, 2006 exclude these items.

Net income and diluted earnings per share for the three and nine months ended September 30, 2005 include additional income tax expense of approximately $1.2 million related to the Company’s plan to repatriate approximately $23.5 million of foreign earnings pursuant to the American Jobs Creation Act and a reduction of income tax expense related to the resolution of certain tax contingencies of approximately $4.9 million. Those items represent diluted EPS of $0.05, net, for the three and nine months ended September 30, 2005. Adjusted diluted EPS and adjusted net income for the three and nine months ended September 30, 2005 exclude these items.

Use of Free Cash Flow

The company has consistently used its free cash flow (cash flow from operations less capital expenditures) generated from its operations to return value to shareholders. This is primarily achieved through share repurchases and dividends.

For the nine months ended September 30, 2006, the company paid $25.5 million of cash dividends to shareholders. The annual dividend rate per common share was increased 15% by the Board of Directors in September and is now $0.60.

The company has authorization to purchase up to an additional 5.1 million shares under the share repurchase program. Repurchases will continue to be made in the open market and through privately negotiated transactions subject to market and other conditions. No minimum number of shares has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 33.6 million shares of its common stock for a total cost of $711.9 million through October 30, 2006. Considering the effect of a two-for-one stock split in October 2005, the company has repurchased 66.6 million shares at an average price of $10.69 per share.

The company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Tuesday, October 31, 2006, at 10 a.m. EST to discuss the company’s third quarter 2006 results. The call-in number to listen to the call is 1-877-209-0397. International callers should dial 612-288-0329. The conference call also will be Web cast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call on the Web should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The audio of the call will be archived and available on www.choicehotels.com for those unable to listen to the call on October 31st. The call will also be available for replay until November 30, 2006, by calling 1-800-475-6701 (access code 842696). International callers should dial 320-365-3844 and enter access code 842696

Items Impacting Comparability

Acquisition of Suburban

During 2005, the company acquired Suburban Franchise Holding Company, Inc. (“Suburban”), which included 67 Suburban Extended Stay Hotel units open and operating in the United States. The results of operations for Suburban have been included in the company’s results of operations since September 28, 2005.

About Choice Hotels

Choice Hotels International franchises more than 5,300 hotels, representing more than 430,000 rooms, in the United States and more than 40 countries and territories. As of September 30, 2006, 736 hotels are under development in the United States, representing 57,117 rooms, and an additional 72 hotels, representing 6,462 rooms, are under development in more than 20 countries and territories. The company’s Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, Econo Lodge, Rodeway Inn, MainStay Suites and Suburban Extended Stay Hotel brands serve guests worldwide.

Additional corporate information may be found on Choice Hotels’ Internet site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Such statements are based on management’s beliefs, assumptions and expectations, which in turn are based on information currently available to management. Actual performance and results could differ from those expressed in or contemplated by the forward-looking statements due to a number of risks, uncertainties and other factors, many of which are beyond Choice’s ability to predict or control. The company’s Form 10-K for the year ended December 31, 2005 details some of the important risk factors that you should review.

Statement Concerning Non-GAAP Financial Measurements

Franchising revenues, franchising margins, EBITDA, and free cash flows are non-GAAP financial measurements. These financial measurements are presented as supplemental disclosures because they are used by management in reviewing and analyzing the company’s performance. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as total revenues, operating income, operating margins, and cash flows from operations. The company’s calculation of these measurements may be different from the calculation used by other companies and therefore comparability may be limited. The company has included exhibits accompanying this release that reconcile these measures to the comparable GAAP measurement.

Contacts

David White, Chief Financial Officer

(301) 592-5117

Anne Madison, Vice President, Corporate Communications

(301) 592-6723

Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, and Rodeway Inn are proprietary trademarks and service marks of Choice Hotels International, Inc.

© 2006 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
(In thousands, except per share amounts)	2006	2005	$	%	2006	2005	$	%
REVENUES:
Royalty fees	$64,364	$58,063	$6,301	11%	$157,374	$138,220	$19,154	14%
Initial franchise and relicensing fees	7,733	5,769	1,964	34%	20,099	16,671	3,428	21%
Partner services	3,171	3,122	49	2%	10,853	10,358	495	5%
Marketing and reservation	73,001	72,841	160	0%	203,719	184,494	19,225	10%
Hotel operations	1,182	1,153	29	3%	3,342	3,214	128	4%
Other	1,545	1,003	542	54%	5,567	2,457	3,110	127%

Total revenues	150,996	141,951	9,045	6%	400,954	355,414	45,540	13%

OPERATING EXPENSES:
Selling, general and administrative	20,279	18,311	1,968	11%	60,796	54,263	6,533	12%
Depreciation and amortization	2,344	2,188	156	7%	7,335	6,769	566	8%
Marketing and reservation	73,001	72,841	160	0%	203,719	184,494	19,225	10%
Hotel operations	820	824	(4)	(0)%	2,365	2,385	(20)	(1)%

Total operating expenses	96,444	94,164	2,280	2%	274,215	247,911	26,304	11%

Operating income	54,552	47,787	6,765	14%	126,739	107,503	19,236	18%

OTHER INCOME AND EXPENSES:
Interest expense	3,207	3,815	(608)	(16)%	11,291	11,294	(3)	(0)%
Interest and other investment (income) loss	(569)	(721)	152	(21)%	(1,099)	(994)	(105)	11%
Equity in net income of affiliates	(349)	(267)	(82)	31%	(737)	(621)	(116)	19%
Loss on extinguishment of debt	—	—	—	NM	342	—	342	NM
Other	—	(197)	197	(100)%	—	(383)	383	(100)%

Total other income and expenses, net	2,289	2,630	(341)	(13)%	9,797	9,296	501	5%

Income before income taxes	52,263	45,157	7,106	16%	116,942	98,207	18,735	19%
Income taxes	5,906	12,691	(6,785)	(53)%	28,784	32,194	(3,410)	(11)%

Net income	$46,357	$32,466	$13,891	43%	$88,158	$66,013	$22,145	34%

Weighted average shares outstanding-basic	65,668	64,756			65,272	64,452

Weighted average shares outstanding-diluted	67,152	66,963			67,009	66,630

Basic earnings per share	$0.71	$0.50	$0.21	42%	$1.35	$1.02	$0.33	32%

Diluted earnings per share	$0.69	$0.48	$0.21	44%	$1.32	$0.99	$0.33	33%

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

(In thousands)	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$27,078	$16,921
Accounts receivable, net	45,280	37,155
Deferred income taxes	2,622	2,616
Other current assets	6,000	6,308

Total current assets	80,980	63,000

Fixed assets and intangibles, net	144,170	150,376
Receivable — marketing fees	4,675	13,225
Investments, employee benefit plans, at fair value	29,096	23,337
Other assets	27,347	15,162

Total assets	286,268	265,100

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current portion of long-term debt	146	146
Other current liabilities	128,845	119,999

Total current liabilities	128,991	120,145

Long-term debt	187,411	273,972
Deferred compensation & retirement plan obligations	35,464	28,987
Other liabilities	12,709	9,172

Total liabilities	364,575	432,276

Total shareholders’ deficit	(78,307)	(167,176)

Total liabilities and shareholders’ deficit	$286,268	$265,100

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Nine Months Ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$88,158	$66,013
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,335	6,769
Gain on sale of assets	—	(383)
Provision for bad debts	35	102
Non-cash stock compensation and other charges	8,250	3,877
Non-cash interest and other investment income	(385)	(346)
Loss on extinguishment of debt	342	—
Equity in net income of affiliates	(737)	(621)

Changes in assets and liabilities, net of acquisitions:
Receivables	(8,149)	(8,089)
Receivable - marketing and reservation fees, net	18,585	13,351
Accounts payable	(2,227)	(1,545)
Accrued expenses and other	(17,237)	5,041
Income taxes payable	19,776	23,842
Deferred income taxes	(12,319)	(7,006)
Deferred revenue	7,142	4,000
Other assets	476	87
Other liabilities	5,888	(6,179)

NET CASH PROVIDED BY OPERATING ACTIVITIES*	114,933	98,913

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(5,281)	(10,242)
Proceeds from disposition of assets	—	2,811
Issuance of notes receivable	(1,780)	(1,456)
Proceeds from sales of investments	2,885	3,239
Purchases of investments	(7,976)	(7,723)
Acquisition of Suburban, net of cash acquired	—	(7,345)
Other items, net	570	(515)

NET CASH USED IN INVESTING ACTIVITIES	(11,582)	(21,231)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of long-term debt	(109)	(109)
Net repayments pursuant to revolving credit facility	(86,500)	(32,604)
Debt issuance costs	(477)	(193)
Excess tax benefits from stock-based compensation	12,550	—
Purchase of treasury stock	(1,326)	(23,935)
Dividends paid	(25,494)	(21,813)
Proceeds from exercise of stock options	8,162	9,705

NET CASH USED IN FINANCING ACTIVITIES	(93,194)	(68,949)

Net change in cash and cash equivalents	10,157	8,733
Cash and cash equivalents at beginning of period	16,921	28,518

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$27,078	$37,251

*	Net cash provided by operating activities for the nine months ended September 30, 2005 includes approximately $6.0 million of excess tax benefits related to stock-based compensation. Effective January 1, 2006, the Company began reporting these excess tax benefits as cash flows from financing activities as a result of the adoption of Statement of Financial Accounting Standards No. 123R “Accounting for Stock-Based Compensation”

EXHIBIT 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Nine Months Ended September 30, 2006			For the Nine Months Ended September 30, 2005			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy		RevPAR
Comfort Inn	$73.06	62.9%	$45.92	$68.85	61.1%	$42.05	6.1%	180	bps	9.2%
Comfort Suites	83.12	67.4%	55.99	77.59	65.6%	50.91	7.1%	180	bps	10.0%
Sleep	66.58	62.3%	41.48	62.46	60.7%	37.91	6.6%	160	bps	9.4%

Midscale without Food & Beverage	74.22	63.7%	47.25	69.68	61.9%	43.11	6.5%	180	bps	9.6%

Quality	67.27	55.6%	37.40	65.37	54.4%	35.57	2.9%	120	bps	5.1%
Clarion	79.18	51.2%	40.56	74.25	52.0%	38.59	6.6%	-80	bps	5.1%

Midscale with Food & Beverage	70.10	54.5%	38.20	67.71	53.8%	36.39	3.5%	70	bps	5.0%

Econo Lodge	53.21	47.7%	25.38	50.99	48.3%	24.64	4.4%	-60	bps	3.0%
Rodeway	52.32	46.7%	24.44	50.57	47.4%	23.99	3.5%	-70	bps	1.9%

Economy	53.05	47.5%	25.20	50.92	48.2%	24.53	4.2%	-70	bps	2.7%

MainStay	67.39	68.2%	45.97	64.48	64.9%	41.84	4.5%	330	bps	9.9%

Total Domestic System*	$69.86	58.1%	$40.60	$66.33	57.3%	$37.99	5.3%	80	bps	6.9%

	For the Three Months Ended September 30, 2006			For the Three Months Ended September 30, 2005			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy		RevPAR
Comfort Inn	$78.25	72.6%	$56.79	$73.81	71.6%	$52.87	6.0%	100	bps	7.4%
Comfort Suites	86.19	73.3%	63.22	80.71	73.5%	59.32	6.8%	-20	bps	6.6%
Sleep	69.80	69.6%	48.61	65.77	69.1%	45.43	6.1%	50	bps	7.0%

Midscale without Food & Beverage	78.67	72.3%	56.88	74.03	71.6%	53.02	6.3%	70	bps	7.3%

Quality	71.73	64.7%	46.42	69.99	63.5%	44.42	2.5%	120	bps	4.5%
Clarion	82.51	57.1%	47.14	77.94	60.1%	46.87	5.9%	-300	bps	0.6%

Midscale with Food & Beverage	74.19	62.8%	46.60	72.01	62.6%	45.07	3.0%	20	bps	3.4%

Econo Lodge	57.22	56.1%	32.11	55.11	57.1%	31.49	3.8%	-100	bps	2.0%
Rodeway	57.14	54.9%	31.38	56.80	54.8%	31.10	0.6%	10	bps	0.9%

Economy	57.20	55.9%	31.96	55.38	56.7%	31.42	3.3%	-80	bps	1.7%

MainStay	68.86	77.1%	53.12	67.97	73.4%	49.89	1.3%	370	bps	6.5%

Total Domestic System*	$73.99	66.5%	$49.23	$70.59	66.5%	$46.93	4.8%	0	bps	4.9%

*	Amounts exclude Suburban activity from January 1, 2006 through September 30, 2006 because comparable pre-acquisition data for Q3 2005 is not available

	For the Quarter Ended		For the Nine Months Ended
	9/30/2006	9/30/2005	9/30/2006	9/30/2005
System-wide effective royalty rate	4.08%	4.07%	4.09%	4.08%

EXHIBIT 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	September 30, 2006		September 30, 2005		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,411	110,525	1,440	112,903	(29)	(2,378)	(2.0)%	(2.1)%
Comfort Suites	427	33,573	410	32,142	17	1,431	4.1%	4.5%
Sleep	327	24,609	316	24,032	11	577	3.5%	2.4%

Midscale without Food & Beverage	2,165	168,707	2,166	169,077	(1)	(370)	(0.0)%	(0.2)%

Quality	709	69,699	644	64,908	65	4,791	10.1%	7.4%
Clarion	160	23,733	148	22,685	12	1,048	8.1%	4.6%

Midscale with Food & Beverage	869	93,432	792	87,593	77	5,839	9.7%	6.7%

Econo Lodge	815	50,013	803	49,851	12	162	1.5%	0.3%
Rodeway	217	13,245	172	10,646	45	2,599	26.2%	24.4%

Economy	1,032	63,258	975	60,497	57	2,761	5.8%	4.6%

MainStay	27	2,046	28	2,190	(1)	(144)	(3.6)%	(6.6)%
Suburban	64	8,441	67	8,942	(3)	(501)	(4.5)%	(5.6)%

Extended Stay	91	10,487	95	11,132	(4)	(645)	(4.2)%	(5.8)%

Domestic Franchises	4,157	335,884	4,028	328,299	129	7,585	3.2%	2.3%
International Franchises	1,171	98,811	1,167	98,058	4	753	0.3%	0.8%

Total Franchises	5,328	434,695	5,195	426,357	133	8,338	2.6%	2.0%

EXHIBIT 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Nine Months Ended September 30, 2006			For the Nine Months Ended September 30, 2005			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	38	43	81	33	40	73	15%	8%	11%
Comfort Suites	55	3	58	42	4	46	31%	(25)%	26%
Sleep	27	1	28	36	1	37	(25)%	0%	(24)%

Midscale without Food & Beverage	120	47	167	111	45	156	8%	4%	7%

Quality	5	100	105	4	112	116	25%	(11)%	(9)%
Clarion	1	22	23	2	15	17	(50)%	47%	35%

Midscale with Food & Beverage	6	122	128	6	127	133	0%	(4)%	(4)%

Econo Lodge	—	43	43	4	61	65	(100)%	(30)%	(34)%
Rodeway	2	73	75	—	47	47	NM	55%	60%

Economy	2	116	118	4	108	112	(50)%	7%	5%

MainStay	5	1	6	10	—	10	(50)%	NM	(40)%
Suburban	9	5	14	—	—	—	NM	NM	NM

Extended Stay	14	6	20	10	—	10	40%	NM	100%

Cambria Suites	20	—	20	8	—	8	150%	NM	150%

Total Domestic System	162	291	453	139	280	419	17%	4%	8%

	For the Three Months Ended September 30, 2006			For the Three Months Ended September 30, 2005			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	14	25	39	13	15	28	8%	67%	39%
Comfort Suites	14	1	15	13	1	14	8%	0%	7%
Sleep	17	1	18	14	—	14	21%	NM	29%

Midscale without Food & Beverage	45	27	72	40	16	56	13%	69%	29%

Quality	—	43	43	2	40	42	(100)%	8%	2%
Clarion	—	4	4	1	7	8	(100)%	(43)%	(50)%

Midscale with Food & Beverage	—	47	47	3	47	50	(100)%	0%	(6)%

Econo Lodge	—	20	20	—	12	12	NM	67%	67%
Rodeway	1	25	26	—	22	22	NM	14%	18%

Economy	1	45	46	—	34	34	NM	32%	35%

MainStay	2	—	2	1	—	1	100%	NM	100%
Suburban	3	3	6	—	—	—	NM	NM	NM

Extended Stay	5	3	8	1	—	1	400%	NM	700%

Cambria Suites	5	—	5	2	—	2	150%	NM	150%

Total Domestic System	56	122	178	46	97	143	22%	26%	24%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

	September 30, 2006 Units			September 30, 2005 Units			Variance
							Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	50	108	158	32	68	100	18	56%	40	59%	58	58%
Comfort Suites	5	197	202	2	132	134	3	150%	65	49%	68	51%
Sleep Inn	—	95	95	1	77	78	(1)	-100%	18	23%	17	22%

Midscale without Food & Beverage	55	400	455	35	277	312	20	57%	123	44%	143	46%

Quality	67	11	78	51	11	62	16	31%	—	0%	16	26%
Clarion	14	4	18	10	2	12	4	40%	2	100%	6	50%

Midscale with Food & Beverage	81	15	96	61	13	74	20	33%	2	15%	22	30%

Econo Lodge	32	5	37	34	9	43	(2)	-6%	(4)	-44%	(6)	-14%
Rodeway	56	2	58	32	1	33	24	75%	1	100%	25	76%

Economy	88	7	95	66	10	76	22	33%	(3)	-30%	19	25%

MainStay	1	33	34	1	26	27	—	0%	7	27%	7	26%
Suburban	4	19	23	—	—	—	4	NM	19	NM	23	NM

Extended Stay	5	52	57	1	26	27	4	400%	26	100%	30	111%

Cambria Suites	—	33	33	—	8	8	—	NM	25	313%	25	313%

	229	507	736	163	334	497	66	40%	173	52%	239	48%

EXHIBIT 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollar amounts in thousands)	2006	2005	2006	2005
Franchising Revenues:

Total Revenues	$150,996	$141,951	$400,954	$355,414
Adjustments:
Marketing and reservation revenues	(73,001)	(72,841)	(203,719)	(184,494)
Hotel Operations	(1,182)	(1,153)	(3,342)	(3,214)

Franchising Revenues	$76,813	$67,957	$193,893	$167,706

Franchising Margins:

Operating Margin:
Total Revenues	$150,996	$141,951	$400,954	$355,414
Operating Income	$54,552	$47,787	$126,739	$107,503

Operating Margin	36.1%	33.7%	31.6%	30.2%

Franchising Margin:

Franchising Revenues	$76,813	$67,957	$193,893	$167,706

Operating Income	$54,552	$47,787	$126,739	$107,503

Less: Hotel Operations	362	329	977	829

	$54,190	$47,458	$125,762	$106,674

Franchising Margins	70.5%	69.8%	64.9%	63.6%

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2006	2005	2006	2005
Net Income	$46,357	$32,466	$88,158	$66,013
Adjustments:
Loss on Debt Extinguishment Costs	—	—	217	—
Reversal of Provisions for Income Tax Contingencies	(12,785)	(4,896)	(12,581)	(4,896)
Income Tax Expense Incurred Due to Foreign Earnings Repatriation		1,192		1,192

Adjusted Net Income	$33,572	$28,762	$75,794	$62,309

Weighted average shares outstanding-diluted	67,152	66,963	67,009	66,630

Diluted Earnings Per Share	$0.69	$0.48	$1.32	$0.99
Adjustments:
Loss on Debt Extinguishment Costs	—	—	—	—
Reversal of Provisions for Income Tax Contingencies	(0.19)	(0.07)	(0.19)	(0.07)
Income Tax Expense Incurred Due to Foreign Earnings Repatriation	—	0.02	—	0.02

Adjusted Diluted Earnings Per Share (EPS)	$0.50	$0.43	$1.13	$0.94

EBITDA Reconciliation

(in millions)

	Q3 2006 Actuals	Q3 2005 Actuals	Full-Year 2006 Outlook
Operating Income (per GAAP)	$54.6	$47.8	$165.2
Depreciation and amortization	2.3	2.2	9.8

Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$56.9	$50.0	$175.0